SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2003

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16501	73-1541378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 South Yale Suite 1480 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (918) 488-0828

Item 5.    Other Events.

On February 24, 2003, the Registrant issued a press release announcing its results for the fourth quarter and twelve-month period ended December 28, 2002. The full text of the press release, which is set forth in Exhibit 99.1 hereto, is filed and incorporated in this Report as fully set forth herein.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 24, 2003

99.2	Transcript of February 25, 2003 telephone conference call.

99.3	Slide Show Presentation of the Registrant dated February 25, 2003.

Item 9.    Regulation FD Disclosure.

On February 25, 2003, the Registrant participated in a telephone conference call relating to its earnings release for the fourth quarter and twelve-month period ended December 28, 2002. The transcript of the conference call and a copy of the accompanying slide show presentation, attached as Exhibits 99.2 and 99.3 hereto, are not filed but are furnished pursuant to Regulation FD.

Subsequent to the Registrant’s earnings conference call held on February 25, 2003, the Registrant believes clarification of certain forward looking statements detailing quarterly general and administrative costs is necessary. During the call, the Registrant’s chief financial officer stated, “We believe that our normalized G&A during 2003 should be closer to $5 million per quarter during the first half and trend lower during the balance of this year.”

In addition to the guidance provided for general and administrative costs, approximately $3.0 million to $3.2 million of sales and marketing costs, on a quarterly basis, should be added to the general and administrative expense guidance to reflect total “Selling and administrative expenses” as categorized in the Registrant’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 27, 2003

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ John M. Matheson
John M. Matheson Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 24, 2003

99.2	Transcript of February 25, 2003 telephone conference call.

99.3	Slide Show Presentation of the Registrant dated February 25, 2003.